THERMON REPORTS SECOND QUARTER RESULTS

Thermon Announces Fiscal 2016 Second Quarter Revenue of $69.9 million and EPS of $0.21

SAN MARCOS, Texas, November 4, 2015 -- Thermon Group Holdings, Inc. (NYSE:THR) (“Thermon” or the “Company”) today announced consolidated financial results for the second quarter of the fiscal year ending March 31, 2016 ("Q2 2016").

Financial summary for the quarter:

•	Revenue of $69.9 million, a decrease of 12% compared to Q2 2015

•	Foreign currency translation negatively impacted Q2 2016 by $6.4 million

•	Revenue from recent acquisitions totaled $7.8 million in Q2 2016

•	Gross margin percentage of 47.7% compared to 52.2% in Q2 2015

•	Fully diluted GAAP EPS of $0.21 and Adjusted EPS of $0.26

“This quarter we completed our third acquisition since February. We experienced double digit revenue growth in our U.S. business due to an increase in petrochemical and power generation activity. However, on a global basis, we experienced declines in both revenue and net income mostly due to weakness in our Canadian market where activity in the oil sands region has slowed significantly. In addition, negative foreign currency translation effects have greatly reduced our comparative revenue results. We are actively managing the downturn in Canada where we have restructured the organization and are working to rapidly integrate our new acquisitions to create wider opportunities for near term and long term growth,” said Rodney Bingham, President and Chief Executive Officer.

In Q2 2016, the Company generated revenue of $69.9 million, a 12% decrease versus $79.0 million in Q2 2015. Q2 2016 includes $7.8 million of revenue generated by our three recently acquired businesses. Excluding our Canadian operations and adjusting for the impact of foreign currency translation effects, our organic revenue would have been $55.9 million in Q2 2016 as compared to $50.9 million in Q2 2015, an increase of 10%. The decrease in activity in the Canadian oil sands region resulted in a $15.4 million reduction of revenue, excluding foreign currency translation effects. During Q2 2016, Greenfield and MRO/UE revenue were 34% and 66% of revenue, respectively. This compares to Q2 2015 when Greenfield and MRO/UE were 38% and 62% of revenue, respectively.

Gross margin during Q2 2016 decreased to 47.7% as compared to 52.2% in Q2 2015. Q2 2016 margins were within our expected historical range of 45% to 50% and down from Q2 2015 due to a lower margin product mix.

Orders placed during Q2 2016 were $75.8 million as compared to $87.0 million in Q2 2015, a decrease of 13%. Sequentially, our orders increased $11.9 million or 19% over Q1 2016. Our backlog was $82.3 million as of September 30, 2015 compared to $76.4 million as of June 30, 2015, an increase of 8%.

Net income attributable to Thermon and GAAP earnings per share were $6.9 million and $0.21 per fully diluted common share in Q2 2016 versus $11.7 million and $0.36 per fully diluted common share in Q2 2015, respectively. After making adjustment for certain accounting charges related to our acquisitions, restructuring costs related to our Canadian operations and expenses related to refinancing our long-term debt, the Company generated Adjusted net income of $8.5 million and Adjusted EPS of $0.26 per fully diluted common share in Q2 2016.

During the first six months of the fiscal year ending March 31, 2016 ("YTD 2016"), the Company generated revenue of $135.2 million versus $146.7 million, a decrease of $11.5 million or 8% compared to YTD 2015. On a comparative basis, foreign currency translation effects negatively impacted YTD 2016 revenue by $12.4 million or 9%. For YTD 2016, revenue generated from recent acquisitions totaled $12.4 million.

YTD 2016 orders were $141.7 million versus $167.6 million in the comparable prior year period, a decrease of $25.9 million or 15%. Backlog grew from $75.7 million on March 31, 2015 to $82.3 million at the end of Q2 2016, an increase of $6.6 million or 9%.

YTD 2016 net income attributable to Thermon and GAAP earnings per share was $11.3 million or $0.35 per fully diluted common share compared to $23.3 million or $0.72 per fully diluted common share in YTD 2015. After taking into account certain accounting charges related to our acquisitions, restructuring costs related to our Canadian operations, the adjustment of a deferred tax liability for a tax rate increase in Canada and expenses related to refinancing our long-term debt, the Company generated Adjusted net income in YTD 2016 of $14.4 million and Adjusted EPS $0.44 per fully diluted common share. In YTD 2015, after excluding the release of a deferred tax liability for undistributed foreign earnings due to a change in our tax position, the Company generated Adjusted net income of $20.1 million and Adjusted EPS $0.62 per fully diluted common share.

Outlook

The foreign currency headwinds that we are currently facing combined with the decline in upstream oil and gas activity in Canada have negatively impacted our business more than initially anticipated. We are therefore revising our fiscal 2016 guidance to reflect a top line revenue percentage decline of mid- to high-single digits as compared to fiscal 2015. Our revised fiscal 2016 revenue guidance includes the revenue contributions from recent acquisitions.

Conference Call and Webcast Information

Thermon's senior management team, including Rodney Bingham, President and Chief Executive Officer, Jay Peterson, Chief Financial Officer and Bruce Thames, Chief Operating Officer, will discuss second quarter fiscal 2016 results during a conference call today at 10:00 a.m. (Central Time), which will be simultaneously webcast on Thermon's Investor Relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 312-5421 from within the United States/Canada and (253) 237-1121 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's Investor Relations website beginning two hours after the conclusion of the call.

About Thermon

Through its global network, Thermon provides highly engineered thermal solutions, known as heat tracing, and complementary products and services for process industries, including energy, chemical processing and power generation. Thermon's products provide an external heat source to pipes, vessels and instruments for the purposes of freeze protection, temperature maintenance, environmental monitoring and surface snow and ice melting. Thermon is headquartered in San Marcos, Texas. For more information, please visit www.thermon.com .

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted net income," "Free cash flow " and "Return on equity," which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted net income" and "Adjusted fully diluted earnings per share (or EPS)" represents net income attributable to Thermon before acquisition related contingent consideration accounted for as compensation, adjustments to our deferred tax liability for a tax rate change, restructuring costs in Canada, accelerated amortization on debt refinancing, adjustments for the release of a deferred tax liability associated with undistributed foreign earnings that are permanently reinvested, and the tax effect of any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense and other non-cash charges such as stock-based compensation expense, acquisition related contingent consideration accounted for as compensation, minority interest and restructuring costs in Canada. "Return on equity for the three month periods ended September 30, 2015 and 2014" represents Adjusted EBITDA for each respective period that is multiplied by four to represent a full year's results, divided by the average of total equity at September 30 and June 30 for each respective period. Return on equity for the six month periods ended September 30, 2015 and 2014 represents Adjusted EBITDA for each respective period that is multiplied by two to represent a full year's results, divided by average total equity at September 30 and March 31 for each respective period. We believe that the average shareholders' equity properly accounts for net income that occurred during the three and six months ended September 30, 2015 and 2014. "Free cash flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment. Foreign currency impact on revenue is calculated by comparing actual current period revenue in U.S Dollars to the theoretical U.S. Dollar revenue we would have achieved based on the weighted-average foreign exchange rates in effect in the comparative prior periods for all applicable foreign currencies.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, Adjusted net income or Return on equity. Adjusted EPS, Adjusted EBITDA, Adjusted net income and Return on equity should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free cash flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted net income, Free cash flow and Return on equity may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted net income, Return on equity and Free cash flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity," "Reconciliation of

Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used, the words "anticipate," "assume," "believe," "budget," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "will," "future" and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) general economic conditions and cyclicality in the markets we serve; (ii) future growth of energy and chemical processing capital investments; (iii) our ability to deliver existing orders within our backlog; (iv) our ability to bid and win new contracts; (v) competition from various other sources providing similar heat tracing products and services, or alternative technologies, to customers; (vi) changes in relevant currency exchange rates; (vii) potential liability related to our products as well as the delivery of products and services; (viii) our ability to comply with the complex and dynamic system of laws and regulations applicable to international operations; (ix) a material disruption at any of our manufacturing facilities; (x) our dependence on subcontractors and suppliers; (xi) our ability to obtain standby letters of credit, bank guarantees or performance bonds required to bid on or secure certain customer contracts; (xii) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xiii) our ability to continue to generate sufficient cash flow to satisfy our liquidity needs; (xiv) the extent to which federal, state, local and foreign governmental regulation of energy, chemical processing and power generation products and services limits or prohibits the operation of our business; and (xv) other factors discussed in more detail under the caption "Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended March 31, 2015, filed with the Securities and Exchange Commission on June 1, 2015. Any one of these factors or a combination of these factors could materially affect our financial condition, results of operations and cash flows and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.

Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statement of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	Sept. 30, 2015	Sept. 30, 2014	Sept. 30, 2015	Sept. 30, 2014
Sales	$69,934	$79,033	$135,157	$146,700
Cost of sales	36,580	37,812	71,066	71,634
Gross profit	33,354	41,221	64,091	75,066
Operating expenses:
Marketing, general and administrative and engineering	16,716	19,192	34,314	36,970
Acquisition related compensation	1,290	—	2,666	—
Stock compensation expense	999	816	1,874	1,372
Amortization of other intangible assets	3,028	2,741	5,844	5,492
Income from operations	11,321	18,472	19,393	31,232
Interest income and expense, net	(767)	(950)	(1,569)	(2,022)
Acceleration of unamortized debt cost	(302)	—	(302)	—
Debt cost amortization	(111)	(119)	(220)	(237)
Interest expense, net	(1,180)	(1,069)	(2,091)	(2,259)

Other expense	(119)	(855)	(287)	(838)
Income before provision for taxes	10,022	16,548	17,015	28,135
Income tax expense	3,041	4,800	5,508	4,853
Net income	$6,981	$11,748	$11,507	$23,282

Income attributable to non-controlling interests	85	—	182	—
Net income attributable to Thermon	6,896	11,748	11,325	23,282

Net income per common share:
Basic income per share	$0.21	$0.37	$0.35	$0.73
Diluted income per share	$0.21	$0.36	$0.35	$0.72
Weighted-average shares used in computing net income per common share:
Basic common shares	32,133	32,033	32,165	31,989
Fully-diluted common shares	32,535	32,440	32,572	32,402

	Sept. 30, 2015 (unaudited)	March 31, 2015
Cash	$61,672	93,774
Total debt	106,250	108,000
Total equity	280,465	271,766

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA and Return on Equity
(Unaudited, in Thousands except Return on Equity)

Adjusted EBITDA and Return on Equity	Three Months Ended Sept. 30, 2015	Three Months Ended Sept. 30, 2014	Six Months Ended Sept. 30, 2015	Six Months Ended Sept. 30, 2014
Net income attributable to Thermon	6,896	$11,748	11,325	$23,282
Interest expense, net	1,180	1,069	2,091	2,259
Income tax expense	3,041	4,800	5,508	4,853
Depreciation and amortization expense	4,312	3,576	8,324	7,134
EBITDA non-GAAP basis	$15,429	$21,193	$27,248	$37,528
Stock compensation expense	999	816	1,874	1,372
Minority interest	85	—	182	—
Cost of restructuring Canadian operations	578	—	578	—
Acquisition related contingent consideration accounted for as compensation	1,290	—	2,666	—
Adjusted EBITDA-non-GAAP basis	$18,381	$22,009	$32,548	$38,900

Adjusted EBITDA - Annualized for a full fiscal year	$73,524	$88,036	$65,096	$77,800

Average total equity for the three month period ended September 30,	$281,588	$269,465	276,116	260,395

Return on Equity - non-GAAP basis	26%	33%	24%	30%

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

Adjusted Net Income and Adjusted EPS	Three Months Ended Sept. 30, 2015	Three Months Ended Sept. 30, 2014	Six Months Ended Sept. 30, 2015	Six Months Ended Sept. 30, 2014	Adjustment to:

GAAP net income attributable to Thermon	6,896	$11,748	11,325	$23,282

Acquisition related contingent consideration accounted for as compensation	1,290	—	2,666	—	Operating expense
Tax effect of Canadian tax rate change on deferred tax liability	—	—	455		Income tax expense
Cost of restructuring Canadian operations	578	—	578	—	Operating expense
Accelerated amortization on debt refinancing	302	—	302	—	Interest expense
Release of deferred tax liability for undistributed foreign earnings	—	—	—	(3,224)	Income tax expense
Tax effect of non-tax adjustments	(591)	—	(949)	—	Income tax expense
Adjusted net income	$8,475	$11,748	$14,377	$20,058

Adjusted fully-diluted earnings per common share	$0.26	$0.36	$0.44	$0.62

Fully-diluted common shares	32,535	32,440	32,572	32,402

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended Sept. 30, 2015	Three Months Ended Sept. 30, 2014	Six Months Ended Sept. 30, 2015	Six Months Ended Sept. 30, 2014
Cash provided by operating activities	$7,620	$11,544	$11,599	$17,664
Less: Cash used for purchases of property, plant and equipment	(2,883)	(876)	(6,666)	(1,627)
Free cash flow provided	$4,737	$10,668	$4,933	$16,037